EXHIBIT 10.7(a)



                              SETTLEMENT AGREEMENT

                                 BY AND BETWEEN

                                  CCAIR, INC.,

                                    AS LESSEE

                                       AND

                            LYNRISE AIR LEASE, INC.,

                                    AS LESSOR



                           Dated as of March 31, 1998




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                                TABLE OF CONTENTS

                                                                           Page

SECTION 1.  DEFINITIONS.....................................................  1
         1.1.     Definitions...............................................  1

SECTION 2.  RETURN OF THE AIRCRAFT; BASIC RENT..............................  4
         2.1.     Return....................................................  4
         2.2.     Base Rent.................................................  4

SECTION 3.  CONSIDERATION FOR SETTLEMENT....................................  5
         3.1.     Notes; Option Agreement; Registration Rights Agreement....  5
         3.2.     Engine Return Conditions..................................  5
         3.3.     Records Credit............................................  5

SECTION 4.  [INTENTIONALLY OMITTED].........................................  5

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF AIRLINE.......................  6
         5.1.     Incorporation; Power and Authority........................  6
         5.2.     Due Execution; No Breach..................................  6
         5.3.     Capitalization............................................  6
         5.4.     Spare Parts...............................................  7

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF THE LESSOR
         PARTIES............................................................  7
         6.1.     Incorporation; Power and Authority........................  7
         6.2.     Due Execution: No Breach..................................  7
         6.3.     Securities Laws...........................................  8

SECTION 7.  CONDITIONS TO THE OBLIGATIONS OF AIRLINE........................  9
         7.1.     Authority for Action......................................  9
         7.2.     Representations and Warranties True.......................  9
         7.3.     Covenants and Agreements Performed........................  9
         7.4.     No Actions, Suits or Proceedings..........................  9
         7.5.     Acknowledgment of Termination of Leases...................  9
         7.6.     Option Agreement..........................................  9
         7.7.     Consent...................................................  9
         7.8.     Bankruptcy Note...........................................  9

SECTION 8.  CONDITIONS TO THE OBLIGATIONS OF THE LESSOR.....................  9
         8.1.     Authority for Action...................................... 10
         8.2.     Representations and Warranties True....................... 10
         8.3.     Covenants and Agreements Performed........................ 10
         8.4.     No Actions, Suits or Proceedings.......................... 10


                                       -i-

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                                TABLE OF CONTENTS
                                   (Continued)

                                                                           Page

         8.5.     Short Term Note........................................... 10
         8.6.     Bill of Sale.............................................. 10
         8.7.     Consent................................................... 10
         8.8.     Release By Airline........................................ 10
         8.9.     Payment of Expenses of Trustees........................... 10

SECTION 9.  SECURITIES LAW COMPLIANCE....................................... 10

SECTION 10.  MISCELLANEOUS.................................................. 11
         10.1.    General Interpretive Rules................................ 11
         10.2.    Waiver.................................................... 11
         10.3.    Amendments................................................ 11
         10.4.    Governing Law............................................. 11
         10.5.    Severability.............................................. 11
         10.6.    Effect of Headings........................................ 11
         10.7.    Counterparts.............................................. 12
         10.8.    Notices................................................... 12
         10.9.    ENTIRE AGREEMENT.......................................... 12
         10.10.   Successors and Assigns.................................... 13
         10.11.   Further Assurances........................................ 13



EXHIBITS

Exhibit A       -  Form of Short Term Note
Exhibit B       -  Option Agreement
Exhibit C       -  Acknowledgment of Termination of Leases
Exhibit D       -  Consent of Trustees
Exhibit E       -  Release of Lessor

SCHEDULES

Schedule A      -  Listing of Leases
Schedule B      -  Selected Spare Parts, Engine and Landing Gear
Schedule C      -  Missing Records



                                      -ii-

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                              SETTLEMENT AGREEMENT


         THIS SETTLEMENT AGREEMENT (the "Agreement") is entered into as of March 31, 1998 by and between CCAIR, INC., a Delaware corporation ("Airline") and LYNRISE AIR LEASE, INC., a Delaware corporation formerly known as Shorts Air Lease, Inc. ("Lessor").

                                R E C I T A L S:

         WHEREAS, Lessor previously leased to Airline nine SD3-60-300 series aircraft bearing manufacturer's serial numbers SH3721, SH3722, SH3729, SH3731, SH3742, SH3747, SH3748, SH3753 and SH3759 and FAA Registration Numbers N121PC, N722PC, N729PC, N360PC, N742CC, N747HH, N748CC, N153CC and N159CC, respectively (collectively, the "Aircraft"), pursuant to the separate leases listed on Schedule A hereto (collectively, the "Leases"); and

         WHEREAS, Airline and the Lessor have been participating in negotiations regarding an agreement pursuant to which Airline would return the Aircraft to the Lessor;

         WHEREAS, pursuant to such negotiations, Airline has redelivered all of the Aircraft to the Lessor; and

         WHEREAS, the parties wish to set forth in this Agreement their definitive understandings relating to the return of the Aircraft to the Lessor and the Airline's obligations relating to the Aircraft.

         NOW, THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

SECTION 1.  DEFINITIONS

         1.1. Definitions. For purposes of this Agreement, terms with initial capital letters used herein without definition shall have the meanings given to them in the Leases, except that the following terms shall have the meanings set forth below:

                  "Accepted Aircraft" shall have the meaning set forth in
         Section 2.1.

                  "Affiliate" means, in relation to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person; "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Bankruptcy Note" means, the promissory note executed by Airline and payable to the order of Lessor in the principal amount of $400,000.


SETTLEMENT AGREEMENT - Page 1

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                  "Bill of Sale" means, the bill of sale executed by Airline that transfers to Lessor all of Airline's right, title and interest in and to the Engine, Landing Gear, Records and Selected Spare Parts.

                  "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in Charlotte, North Carolina or the City of New York, New York are authorized or required by law to close.

                  "CCAIR Release" means a release agreement relating to the Leases, dated the Closing Date and in substantially the form of Exhibit E attached hereto.

                  "Claims" means all actions, causes of action, suits, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, trespasses, Damages, judgments, executions, claims, Liabilities, investigations, prosecutions and demands whatsoever, in law or equity, regardless of when made or asserted and regardless of whether fixed or contingent.

                  "Closing" means the closing of the transactions contemplated by this Agreement, which shall occur upon the execution and delivery by the parties of this Agreement.

                  "Closing Date" shall mean April 17, 1998.

                  "Common Stock" means the common stock, $.01 par value per share, of Airline.

                  "Damages" means any and all costs, losses, claims, Liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith), court costs, and reasonable fees and disbursements of counsel, consultants and expert witnesses incurred by a party hereto.

                  "Engine" means the aircraft engine manufactured by Pratt & Whitney described on Schedule B attached hereto.

                  "Landing Gear" means the two nose landing gear described on Schedule B attached hereto.

                  "Lease Obligations" means $9,785,012, which amount constitutes any and all amounts that are now or may hereafter be owed by Airline to Lessor under the Leases, including, without limitation, all rental payments, maintenance and repair obligations and any and all other obligations, less the aggregate fair market value of the Selected Spare Parts, the Engine and the Landing Gear.

                  "Liabilities" means liabilities, debts or obligations, whether accrued, absolute, fixed, contingent, liquidated, unliquidated, joint, several or joint and several or otherwise, known or unknown.


SETTLEMENT AGREEMENT - Page 2

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                  "Material Adverse Effect" means any action with respect to a
         Person which has any material adverse effect on such Person's ability to perform its obligations hereunder or pursuant to any agreement, instrument or document delivered hereunder, or is likely to have any material adverse effect on such Person's business or financial condition considered as a whole.

                  "Missing Records" means the Records described on Schedule D attached hereto.

                  "Note" means the 7% Convertible Subordinated Note due 2004 in the original principal amount of Seven Million Nine Hundred Twenty Thousand Dollars ($7,920,000), to be issued by Airline to Lessor.

                  "Option Agreement" means the option agreement between Airline and Lessor in substantially the form of Exhibit B attached hereto.

                  "Option Exercise Closing Date" means the fifth business day after (i) receipt by Lessor of written notice from the Airline of the Airline's desire to purchase the Short Term Note in cash pursuant to the Option Agreement, or (ii) receipt by Lessor of net cash proceeds of Airline's common stock equal to the Purchase Price, issued to Lessor pursuant to the Option Agreement.

                  "Person" means any individual, corporation, partnership, trust, joint venture, estate, limited liability company, association, unincorporated association, governmental entity or any other entity or organization.

                  "Purchase Price" means (i) the payment of One Million Eight Hundred Five Thousand Twelve Dollars ($1,805,012), less the amount, if any, of the Records Credit, plus interest thereon from the Closing Date until and including the Option Exercise Closing Date at a fixed rate of interest equal to 7% per annum calculated based on a 360 day year and the actual days elapsed, in cash or at Airline's option, by delivery to Lessor of Airline's common stock, which shall be immediately salable in the public market without restriction in quantities sufficient to generate net cash proceeds to Lessor equal to such amount, and (ii) the delivery by Airline to Lessor of the Note and the Registration Rights Agreement.

                  "Records" means all logs, manuals, data, and inspection, modification and overhaul records, maintenance and inspection programs and other documentation required to be maintained under applicable rules and regulations of the Federal Aviation Administration related to the Aircraft.

                  "Records Credit" means an amount attributable to the aggregate value of any Missing Records that may be located by Airline and delivered to Lessor on or before May 31, 1998, not to exceed One Hundred Twenty-Five Thousand Eight Hundred Eighty Dollars ($125,880). For the purposes of determining the amount of the Records Credit, the respective values assigned to the Missing Records are set forth on Schedule D attached hereto.


SETTLEMENT AGREEMENT - Page 3

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                  "Registration Rights Agreement" means the registration rights agreement between Airline and the Lessor.

                  "Rent Deficiency Claim" shall mean the aggregate claim for rents due under the Leases over and above the amount the parties agree that Lessor reasonably should be able to recover from releasing the Aircraft following their return by Airline. The Rent Deficiency Claim shall be set by the parties at $7,920,000. Such number was calculated based upon, among other things, the sum of (i) payment for certain accrued rent due to Lessor under the Leases, (ii) amounts owing to Lessor under the Bankruptcy Note, and (iii) the difference between (A) the aggregate rental stream due under the Leases from August 1, 1997 through the remaining terms thereof and (B) the assumed then fair market rental of each aircraft, which the parties have agreed solely for purposes of this agreement is $20,000 per aircraft per month, with such sum discounted to present value using a discount rate of 15% per annum, which amount was reduced by $90,000 for three "C" checks and $240,000 for four "D" checks.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Short Term Note" means the promissory note, in substantially the form of Exhibit A attached hereto, to be issued by Airline to Lessor on the Closing Date.

                  "Selected Spare Parts" means the SD3-60-300 spares described on Schedule B attached hereto.

                  "Spare Parts" means the SD3-60-300 spare parts owned by Airline listed on Schedule C attached hereto.

SECTION 2.  RETURN OF THE AIRCRAFT; BASIC RENT

         2.1. Return. The Airline has redelivered all of the Aircraft to return locations designated by Lessor. All deficiencies on the two Aircraft bearing FAA Registration Nos. N121PC and N722PC (the "Accepted Aircraft") have been corrected in accordance with the terms of the Leases and Lessor has accepted the Accepted Aircraft for return. Lessor and Airline previously inspected each of the seven remaining Aircraft and Lessor and Airline have agreed upon the items that must be repaired on each Aircraft to satisfy the return conditions specified in the Leases (the "Agreed Maintenance Items"). Lessor has taken possession and control of the seven remaining Aircraft and Lessor and Airline have agreed that Lessor shall be responsible for directing the repair and paying the cost of repair for the Agreed Maintenance Items. Airline has satisfied all Claims and all of its obligations to Lessor under the Leases through the issuance to Lessor of the Short Term Note.

         2.2. Base Rent. Airline paid to Lessor base rent for each Aircraft in an amount equal to $20,000 per month per Aircraft for the period from August 1, 1997 through February 28, 1998. Any remaining obligation of Airline to pay base rent under the Leases is evidenced by the Short Term Note.


SETTLEMENT AGREEMENT - Page 4

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SECTION 3.  CONSIDERATION FOR SETTLEMENT

         3.1.     Notes; Option Agreement; Registration Rights Agreement.

                  (a) Upon Closing, in full and final satisfaction of any and all Claims of Lessor against Airline arising under or in connection with the Leases, Airline shall (i) issue to Lessor the Short Term Note and (ii) transfer to Lessor all of Airline's right, title and interest in and to the Engine, Landing Gear, Records and Selected Spare Parts on an "as is, where is, with all faults" basis and without representation or warranty of any kind or nature, express or implied, pursuant to the Bill of Sale. As soon as reasonably practicable after the Closing, (i) in exchange for the Landing Gear, Airline will receive landing gear S/N DRG8769/85 (which has a broken cuff and steering units) from Aircraft SH3722 and a rental landing gear S/N DRG1464/86 from Aircraft SH3753,
         (ii) in exchange for two engines (S/N 106104 and 106115) shipped by Airline to Lessor, two rental engines (S/N 106210 and 106126) from Aircraft SH3747 and SH3759 will be returned to the lessors thereof, and
         (iii) propeller GP149 from Aircraft SH3747 will be returned to Airline promptly after receipt by Lessor of an acceptable replacement propeller.

                  (b) At Closing Airline and Lessor shall enter into the Option Agreement pursuant to which Lessor shall grant to Airline the right to purchase from Lessor the Short Term Note for the Purchase Price. In the event that Airline timely exercises its option to purchase the Short Term Note for the Purchase Price in accordance with the terms of the Option Agreement, as consideration for the Lessor's acceptance of the early return of the Aircraft and consummation of the other transactions contemplated hereby and in full and final settlement of any and all Claims of Lessor against Airline arising under or in connection with the Leases, Airline shall pay to Lessor on the Option Exercise Closing Date, the Purchase Price.

         3.2. Engine Return Conditions. The Aircraft have been inspected by and returned to the Lessor. Lessor hereby acknowledges and agrees that the Aircraft engines, taken as a whole fleet, have an average of not less than 50% of the number of hours then allowed between hard-time maintenance overhauls based upon a 7,000 hour requirement and that Airline has fully satisfied by performance and/or payment through issuance of the Short Term Note to Lessor, the return conditions for the Aircraft engines set forth in the Leases.

         3.3. Records Credit. In the event that Airline delivers to Lessor the Missing Records or any part thereof, on or before May 31, 1998, Airline shall receive a credit in the amount of the Records Credit for the Missing Records so delivered.

SECTION 4.  [INTENTIONALLY OMITTED].


SETTLEMENT AGREEMENT - Page 5

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SECTION 5.  REPRESENTATIONS AND WARRANTIES OF AIRLINE

         Airline hereby represents and warrants to the Lessor that, as of the date hereof:

         5.1. Incorporation; Power and Authority. Airline is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into, and be bound by the terms and conditions of, this Agreement and each other agreement executed and delivered (and to be executed and delivered) by Airline in connection with the transactions contemplated hereby.

         5.2.     Due Execution; No Breach.

                  (a) Due Execution. This Agreement is, and each other agreement or instrument contemplated hereby, when executed and delivered by Airline in accordance with the provisions hereof and thereof, will be (assuming the due execution and delivery thereof by the other parties thereto), a legal, valid and binding obligation of Airline, in each case enforceable against Airline in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect the enforcement of creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against Airline.

                  (b) No Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of any mortgage, bond, indenture, agreement or other instrument or obligation to which Airline is a party or to which it is subject or bound, which conflict, violation, breach, acceleration or default will have a Material Adverse Effect; (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency, arbitrator or governmental body against or affecting or binding upon, Airline, which violation will have a Material Adverse Effect; or (iii) constitute a violation by Airline of any law or regulation of any jurisdiction as such law or regulation relates to Airline, or any of its assets, which violation will have a Material Adverse Effect.

         5.3. Capitalization. As of the Closing Date, the authorized capital stock of Airline consists of 10,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), and no shares of preferred stock ("Preferred Stock"). As of the date hereof, there are issued and outstanding (a) 8,365,695 shares of Common Stock, of which no shares are held as treasury stock, and (b) no shares are Preferred Stock. All of the outstanding shares of capital stock of the Airline have been validly issued, are fully paid and nonassessable. As of the date hereof, there are no shares of Common Stock reserved for conversion of the Note. There are no agreements restricting the transfer of, or affecting the rights of any holder of, the Note or any other shares of Airline's capital stock, and no preemptive rights on the part of any holder of any class of securities of the Airline. Except for 778,243 options that have been granted and that are outstanding and 41 warrants exercisable for the issuance of 451,250 shares of Common Stock, Airline does not have outstanding

SETTLEMENT AGREEMENT - Page 6

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any options, warrants, rights, or other agreements or commitments of any kind obligating the Airline, contingently or otherwise, to issue or sell any shares of its capital stock or any securities or obligations convertible into, or exchangeable for, any shares of its capital stock, and no authorization therefor has been given. None of the outstanding shares of capital stock of the airline was issued in violation of the Securities Act or the securities or blue sky laws of any state or jurisdiction.

         5.4. Spare Parts. Airline has good and marketable title to the Spare Parts, free and clear of all mortgages, liens, pledges, charges or other encumbrances. All SD3-6-300 parts owned by Airline as of March 12, 1998 and as of the date hereof are listed on Schedule C hereto.

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF THE LESSOR PARTIES

         Lessor represents and warrants to Airline as follows:

         6.1. Incorporation; Power and Authority. Lessor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite corporate power and authority to enter into, and be bound by the terms and conditions of, this Agreement and each other agreement executed and delivered (and to be executed and delivered) by Lessor in connection with the transactions contemplated hereby.

         6.2.     Due Execution: No Breach.

                  (a) Due Execution. This Agreement is, and each other agreement or instrument contemplated hereby, when executed and delivered by Lessor in accordance with the provisions hereof and thereof, will be (assuming the due execution and delivery thereof by the other parties thereto), a legal, valid and binding obligation of Lessor, in each case enforceable against such Lessor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect the enforcement of creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against such Lessor.

                  (b) No Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of any mortgage, bond, indenture, agreement or other instrument or obligation to which Lessor is a party or to which it is subject or bound, which violation, breach or default will have a Material Adverse Effect; (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency, arbitrator or governmental body against or affecting or binding upon, Lessor or any of its assets, which conflict, violation, breach, acceleration or default will have a Material Adverse Effect; or (iii) constitute a violation by such Lessor of any law or regulation of any jurisdiction as such law or regulation relates to Lessor or any of its assets and in any event which violation will have a Material Adverse Effect.


SETTLEMENT AGREEMENT - Page 7

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         6.3.     Securities Laws.

                  (a) Investment Intent. In the event that Airline exercises the Option, Lessor will be acquiring the Note, and any Common Stock issued upon conversion, payment, redemption or repurchase thereof, for its own account for investment, and not with the view to a sale of such securities in connection with any distribution thereof, except in compliance with the Securities Act and any applicable state "Blue Sky" laws, and subject to the disposition of the Note being at all times within its control, except as otherwise expressly provided herein.

                  (b) Accredited Investor; Qualified to Hold Common Stock. Lessor is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act and is not precluded from owning or holding Common Stock under applicable law or by United States Department of Transportation regulations or rulings.

                  (c) Registration and Transfer. In the event that Airline exercises the Option, Lessor understands that Airline shall, pursuant to the Registration Rights Agreement, provide certain registration rights under the Securities Act with respect to the registration of the Common Stock which may be issued upon conversion, payment, redemption or repurchase of the Note under the Securities Act. Nonetheless, Lessor understands that there are legal and contractual restrictions on the transferability of the Note and such Common Stock. Lessor understands that prior to the effective date of any registration statement relating to such securities there may be no public market for the Note and that it is possible that no public market will exist at any time thereafter. In addition, until such time as the offer and sale of the Note (and the Common Stock which may be issued upon payment, redemption, repurchase or conversion thereof) have been registered for sale or until such securities otherwise may be sold without restriction in accordance with the provisions of the Securities Act, legends will be placed on all certificates or other instruments evidencing such securities with respect to the restrictions on the assignment, resale or other disposition of such securities and stop transfer restrictions may be placed with the transfer agent with respect to such securities so as to restrict the assignment, transfer or resale thereof.

                  (d) Advisors. Lessor has been afforded the opportunity to seek and rely upon the advice of its own attorneys, accountants, or other professional advisors in connection with an investment in Airline and the execution of this Agreement.

                  (e) Access to Information. Lessor confirms that it has been given an opportunity to make any inquiries of and receive answers from Airline and its representatives with respect to the Note, the Common Stock and Airline that Lessor wished to make, and to obtain any additional information that Airline possesses, or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information furnished in response to such inquiries.


SETTLEMENT AGREEMENT - Page 8

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SECTION 7.  CONDITIONS TO THE OBLIGATIONS OF AIRLINE

         The obligations of Airline to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or before the Closing Date, of the following conditions (subject to the right of Airline to waive any such condition or conditions):

         7.1. Authority for Action. On the Closing Date, Lessor will have all necessary power and authority to consummate the transactions contemplated hereby and perform its obligations hereunder and under the other agreements and instruments executed or to be executed in connection with the consummation of such transactions.

         7.2. Representations and Warranties True. All of the representations and warranties of the Lessor contained in this Agreement or in any written statement, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

         7.3. Covenants and Agreements Performed. Lessor shall have performed or complied with or delivered all covenants, agreements, conditions or documents required by this Agreement to be performed, complied with or delivered by Lessor prior to or on the Closing Date.

         7.4. No Actions, Suits or Proceedings. No action, suit or proceeding shall be pending or, to the knowledge of Lessor or Airline, threatened, before any court or governmental body seeking to restrain or prohibit, or to obtain damages in respect of, this Agreement or the consummation of the transactions contemplated hereby.

         7.5. Acknowledgment of Termination of Leases. Lessor shall, concurrently with the Closing, have executed and delivered to Airline an Acknowledgment of Termination of Leases in the form of Exhibit C, with only such changes thereto as may be agreed by Airline.

         7.6. Option Agreement. Lessor shall, concurrently with the Closing, have executed and delivered to Airline the Option Agreement in the form of Exhibit B, with only such changes as may have been agreed to by Airline.

         7.7. Consent. The Trustees shall have executed and delivered to Airline the Consent in the form of Exhibit D, with only such changes as may have been agreed to by Airline.

         7.8. Bankruptcy Note. The Bankruptcy Note shall have been returned to Airline marked "cancelled."

SECTION 8.  CONDITIONS TO THE OBLIGATIONS OF THE LESSOR

         The obligations of Lessor to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or before the Closing Date, of the following conditions (subject to the right of the Lessor to waive any such condition or conditions):


SETTLEMENT AGREEMENT - Page 9

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         8.1. Authority for Action. On the Closing Date, Airline will have all necessary power and authority to consummate the transactions contemplated hereby and perform its obligations hereunder and under the other agreements and instruments executed or to be executed in connection with the consummation of such transactions.

         8.2. Representations and Warranties True. All of the representations and warranties of Airline contained in this Agreement or in any written statement, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

         8.3. Covenants and Agreements Performed. Airline shall have performed or complied with or delivered all covenants, agreements, conditions or documents required by this Agreement to be performed, complied with or delivered by Airline prior to or on the Closing Date.

         8.4. No Actions, Suits or Proceedings. No action, suit or proceeding shall be pending or, to the knowledge of the Lessor or Airline, threatened, before any court or governmental body seeking to restrain or prohibit, or to obtain damages in respect of, this Agreement or the consummation of the transactions contemplated hereby.

         8.5. Short Term Note. Concurrently with the Closing, Airline shall have executed and delivered the Short Term Note in the form of Exhibit A, with only such changes as may have been agreed to by Lessor.

         8.6. Bill of Sale. Concurrently with the Closing, Airline shall have executed and delivered to Lessor the Bill of Sale transferring title to the Engine, Landing Gear, Records and Selected Spare Parts to Lessor.

         8.7. Consent. The Trustees shall have executed and delivered to Lessor the consent in the form of Exhibit D, with only such changes as may have been agreed to by Lessor.

         8.8. Release By Airline. Airline shall have executed and delivered to Lessor the CCAIR Release in the form of Exhibit F, with only such changes as may have been agreed to by Lessor.

         8.9. Payment of Expenses of Trustees. The Airline shall have paid the reasonable expenses of the Trustees incurred in connection with this Settlement Agreement and the Consent, including reasonable attorneys' fees and costs.

SECTION 9.  SECURITIES LAW COMPLIANCE

         Lessor covenants that, if Airline exercises the Option pursuant to the Option Agreement and delivers the Note to Lessor, it will not sell the Note or any portion thereof, or any other securities which it may be issued upon conversion, payment, redemption, repurchase or other similar occurrence with respect to the Note, in violation of the provisions of any applicable securities laws, including, without limitation, the provisions of the Securities Act. Lessor hereby agrees to

SETTLEMENT AGREEMENT - Page 10

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indemnify and hold Airline harmless from and against all Damages which Airline may suffer or incur as a consequence of any breach by it of the provisions of this Section.

SECTION 10.  MISCELLANEOUS

         10.1. General Interpretive Rules. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,
(i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;
(iii) references herein to "Sections," "subsections" and other subdivisions, and to "Schedules" and "Exhibits," without reference to a document, are to designated Sections, subsections and other subdivisions of, and to Schedules and Exhibits to, this Agreement; (iv) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions; (v) the use of the term "including" is intended to indicate that the language following such term is illustrative but not exclusive; and
(vi) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision.

         10.2. Waiver. The waiver or failure of any party to exercise in any respect any right provided for herein on a particular occasion shall not be deemed a waiver of such right on any other occasion or a waiver of any other right. To be effective, a waiver must be in writing and be signed by the party that is entitled to the benefit of the right that is being waived.

         10.3. Amendments. No amendment of this Agreement shall be made or deemed effective unless in writing and executed and delivered by the party against which enforcement of such amendment is sought.

         10.4. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal law of the State of New York, without regard to its principles of conflicts of law, as to all matters including validity, effect and performance.

         10.5. Severability. If any one or more of the provisions herein, or application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect, and of the remaining provisions, shall not be in any way impaired or affected, and in lieu of each such illegal, invalid or unenforceable provision Airline and the Lessor shall negotiate in good faith to add a provision that is legal, valid, and enforceable and as similar in terms to such illegal, invalid or unenforceable provision as may be possible while giving effect to the benefits and burdens for which the parties have bargained hereunder.

         10.6. Effect of Headings. The Recitals and Section and subsection headings are for convenience only and shall not affect the construction.


SETTLEMENT AGREEMENT - Page 11

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         10.7. Counterparts. This Agreement may be executed in any number of counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         10.8.    Notices.

                  (a) Form. All notices, claims, demands and other communications hereunder ("Communications") shall be in writing and, unless expressly provided otherwise herein, shall be made by hand delivery, first class mail, telecopy or overnight air courier guaranteeing next day delivery to a party at its address as set forth below:

         If to Airline:            CCAIR, Inc.
                                   4700 Yorkmont Road
                                   Charlotte, North Carolina   28219-0929
                                   Attn.: Mr. Kenneth Gann

         And with copies of all    Barlow Management, Inc.
         Communications (which     1954 Airport Road, Suite 200
         shall not constitute      Atlanta, Georgia   30341
         notice) to:               Attn.:  Mr. George Murnane, III

         and                       Winstead Sechrest & Minick P.C.
                                   5400 Renaissance Tower
                                   1201 Elm Street
                                   Dallas, Texas   75270
                                   Attn.:  Thomas W. Hughes, Esq.

         If to the Lessor:         Lynrise Air Lease, Inc.
                                   1023 15th Street, N.W., Suite 1000
                                   Washington, D.C.   20005
                                   Attn.: Mr. Michael Wayshner

         And with copies of all    Ropes & Gray
         Communications (which     One International Place
         shall not constitute      Boston, Massachusetts   02110-2624
         notice) to:               Attn.:  Robert L. Nutt, Esq.

                  (b) Effectiveness. All Communications shall be deemed to have been duly given (i) at the time delivered by hand, if personally delivered; (ii) three Business Days after being deposited in the mail, postage prepaid, if mailed; (iii) when receipt confirmed, if telecopied; and (iv) the second Business Day after timely delivery to the courier, if sent by overnight courier guaranteeing next day delivery.

         10.9. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER AGREEMENTS AND INSTRUMENTS EXECUTED AND DELIVERED, AND TO BE EXECUTED AND
DELIVERED, IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY

SETTLEMENT AGREEMENT - Page 12

AND THEREBY ARE INTENDED BY THE PARTIES AS FINAL, COMPLETE AND EXCLUSIVE STATEMENTS OF THEIR AGREEMENTS AND UNDERSTANDINGS WITH RESPECT TO THE SUBJECT MATTERS HEREOF AND THEREOF.

         10.10. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

         10.11. Further Assurances. Each party agrees to perform all further acts and to execute and deliver all instruments and documents reasonably requested by the other party to be executed and delivered as necessary to carry out the purposes of, and intent of the parties evidenced in, this Agreement and the other documents executed and delivered in connection with the transactions contemplated hereby.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the first date written above.

CCAIR, INC.



By:____________________________________
     Name:_____________________________
     Title:____________________________

LYNRISE AIR LEASE, INC.



By:____________________________________
     Name:_____________________________
     Title:____________________________


SETTLEMENT AGREEMENT - Page 13

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                                    Exhibit A

                             Form of Short Term Note

                                    Exhibit B

                                Option Agreement

                                    Exhibit C

                    Acknowledgement of Termination of Leases

                                    Exhibit D

                               Consent of Trustees

                                    Exhibit E

                                Release of Lessor

                                   Schedule A

                                Listing of Leases

                                   Schedule B

                  Selected Spare Parts, Engine and Landing Gear

                                   Schedule C

                                 Missing Records